Exhibit 16.1

January 13, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read the Form 6-K of Versus Systems Inc. dated January 13, 2022. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Davidson & Company LLP

Davidson & Company LLP

Vancouver, Canada